Exhibit 21.1

Subsidiaries of Phillips Edison Grocery Center REIT II, Inc.

Name	Jurisdiction
51st & Olive Station LLC	Delaware
7400 Rivers Avenue LLC	Delaware
Alameda Crossing Station II LLC	Delaware
Alameda Crossing Station LLC	Delaware
Alico Station LLC	Delaware
Alico Commons Association, Inc.	Delaware
Amherst Marketplace Station LLC	Delaware
Amherst Station II LLC	Delaware
Arlington Station LLC	Delaware
Bartow Marketplace Station LLC	Delaware
Bells Fork Station LLC	Delaware
Bethany Village Station LLC	Delaware
Bloomingdale Hills Station LLC	Delaware
Broadlands Station LLC	Delaware
Broadway Pavilion Station LLC	Delaware
Carriagetown Station LLC	Delaware
Central Valley Station LLC	Delaware
Cheshire Station LLC	Delaware
Cocoa Commons Station LLC	Delaware
Colonial Promenade Station LLC	Delaware
Commonwealth Square Station LLC	Delaware
Crosscreek Village Station LLC	Delaware
Evans Station LLC	Delaware
Fairfield Commons Station LLC	Delaware
Farmington Station LLC	Delaware
Franklin Station LLC	Delaware
Glen Lakes Station LLC	Delaware
Glenwood Crossing Station LLC	Delaware
Hamilton Mill Village Station LLC	Delaware
Harvest Station LLC	Delaware
Heritage Plaza Station II LLC	Delaware
Heritage Plaza Station LLC	Delaware
Herndon Station LLC	Delaware
Hilander Village Station LLC	Delaware
Island Walk Station LLC	Delaware
Kings Crossing Station LLC	Delaware
Kipling Station LLC	Delaware
Laguna Station LLC	Delaware
Lake Washington Station LLC	Delaware
Lakewood (Ohio) Station LLC	Delaware
Livonia Station LLC	Delaware

Mansfield Station LLC	Delaware
Market Walk Station LLC	Delaware
McKinney Station II LLC	Delaware
McKinney Station LLC	Delaware
Meadows on the Parkway Station LLC	Delaware
MetroWest Village Station LLC	Delaware
Milan Station LLC	Delaware
Montville Station LLC	Delaware
Mountain Crossing Outparcel Station LLC	Delaware
Normandale Station LLC	Delaware
North Point Station LLC	Delaware
North Pointe (SC) Station LLC	Delaware
Northpark Village Station LLC	Maryland
Oakhurst Plaza Station LLC	Delaware
Ocean Breeze Station LLC	Delaware
Old Alabama Square Station LLC	Delaware
Ormond Beach Station LLC	Delaware
Palmer Town Station LLC	Delaware
Plano Station LLC	Delaware
Plaza 23 Station LLC	Delaware
Point Loomis Station LLC	Delaware
Port St. John Station LLC	Delaware
Quivira Crossings Station LLC	Delaware
Quivira Crossings Station Outparcel LLC	Delaware
Raynham Station LLC	Delaware
Riverlakes Station LLC	Delaware
Rockledge Station LLC	Delaware
Rosewick Crossing Owners Association, Inc.	Delaware
Rosewick Crossing Station LLC	Delaware
Sanibel Station LLC	Delaware
Shakopee Station LLC	Delaware
Shasta Station LLC	Delaware
Sheffield Crossing Station LLC	Delaware
Shoregate Station LLC	Delaware
Shorewood Station LLC	Delaware
Southfield Station LLC	Delaware
Spivey Junction Station LLC	Delaware
Spring Cypress Village Station LLC	Delaware
Staunton Station LLC	Delaware
Stone Gate Station LLC	Delaware
Suntree Station LLC	Delaware
Village Center Station LLC	Delaware
Vineyard Center Station LLC	Delaware
Waterford Park Station LLC	Delaware
West Acres Station LLC	Delaware
Willimantic Station LLC	Delaware

Windmill Place Station LLC	Delaware
Windmill Station LLC	Delaware
Windover Station LLC	Delaware
Wyandotte Plaza Station LLC	Delaware